As filed with the Securities and Exchange Commission on November 12, 2003

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                               CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                October 31, 2003

                       Shells Seafood Restaurants, Inc.
          (Exact name of registrant as specified in its charter)

            Delaware              0-28258                65-0427966
(State or other jurisdiction  (Commission file number)   (IRS employer
      of incorporation)                                 identification No.)

         16313 N. Dale Mabry Hwy, Ste 100, Tampa, FL  33618
               (Address of principal executive offices)

           Registrant's telephone number, including area code:
                               (813) 961-0944

Item 12. Results of Operations and Financial Condition
-------------------------------------------------------
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Shells Seafood Restaurants, Inc. with the Securities and Exchange Commission on October 31, 2003. That Form 8-K referred to, and included as an exhibit, a press release issued by the Company on October 31, 2003 announcing its 3rd quarter results.

The average weighted number of common shares outstanding for the 39 weeks ended September 28, 2003 and September 29, 2002 have been revised to correct miscalculations in the previous numbers reported. The new calculations result in a $0.03 increase (from $0.07 per share to $0.10 per share) in the diluted net income per share of common stock for the 39 weeks ended September 29, 2002. The corrections result in no change to the basic or diluted net income per share of common stock for the 39 weeks ended September 28, 2003 or basic net income per share of common stock for the 39 weeks ended September 29, 2002. See exhibit 99.1 for selected financial data.


Revenues and earnings did not change for any period.




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

November 11, 2003           SHELLS SEAFOOD RESTAURANTS, INC.


                            By: /s/ Warren R. Nelson
                            Warren R. Nelson
                            Executive Vice President
                            Chief Financial Officer

INDEX TO EXHIBITS

99.1     Selected Financial Data

Exhibit 99.1

            Shells Seafood Restaurants, Inc.
               Selected Financial Data




39 Weeks Ended          Sept 28, 2003  Sept 29, 2002
----------------------  -------------  -------------
NET INCOME PER SHARE
  OF COMMON STOCK:
     Basic              $       0.04   $       0.22
     Diluted            $       0.02   $       0.10

AVERAGE WEIGHTED NUMBER
  OF COMMON SHARES
  OUTSTANDING:
     Basic               4,559,502       4,454,015
     Diluted            11,168,456      10,291,316



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